Exhibit 99.2

FOR IMMEDIATE RELEASE	Company Contact:

Ralph Castner/Chief Financial Officer
308-255-1227
Joe Arterburn/Corporate Communications
308-255-1204
Cabela’s Incorporated

Investor/Media Contact:

Integrated Corporate Relations
203-222-9013
Investor: Chad A. Jacobs
Media: Mike Fox/Megan McDonnell

CABELA’S INC. REPORTS SECOND QUARTER RESULTS

-Q2 Total Revenue Increased 11.3% to a Record $279.1 Million-

-Q2 Total Retail Revenue Increased 32.1% and Same Store Sales Increased 2.5%-

-Company Reported Q2 Fully-Diluted EPS of $0.03 vs. $0.06 on an 11.7% Increase in Diluted Shares-

- Year-to-Date Total Revenues Increased 15.6% to $593.1 Million-

-Year-to-Date Fully-Diluted EPS Increased 54.5% to $0.17-

SIDNEY, Neb. (July 28, 2004) – Cabela’s Incorporated (NYSE: CAB) today reported financial results for the second quarter and six months ended July 3, 2004.

Total revenue for the second quarter of fiscal 2004 increased 11.3% to $279.1 million compared to $250.8 million for the same period last year. Second quarter net income was $2.0 million, or $0.03 per diluted share, compared to $3.1 million, or $0.06 per diluted share for the same period a year ago. The Company noted, as a result of the third quarter fiscal 2003 recapitalization, and the Company’s recent public offering, weighted average diluted shares outstanding increased by 11.7% to 59.9 million over the year-ago quarter’s total of 53.6 million.

The Company also noted that the financial services’ securitization income was negatively impacted by approximately $2.0 million after tax, or $0.03 per diluted share, in the second quarter of fiscal 2004. This was primarily due to a securitization transaction involving the Company’s credit card receivables. The Company engages in securitization transactions on an annual basis, and a similar transaction occurred in the first quarter of 2003.

During the second quarter of fiscal 2004, direct revenue increased 1.7% to $166.0 million. Total retail revenue increased 32.1% to $96.5 million with a same store sales increase of 2.5%. Financial services revenue, which includes the impact of the securitization transaction, increased 10.0% to $15.0 million for the second quarter of fiscal 2004.

Total revenue for the six months ended July 3, 2004 increased 15.6% to $593.1 million compared to $513.1 million for the six months ended June 28, 2003. Net income for the six-month period increased 62.7% to $10.0 million, compared to $6.2 million for the six months ended June 28, 2003. The Company reported diluted earnings per share growth of 54.5% to $0.17, on 59.4 million weighted average diluted shares for the first six months of fiscal 2004, compared to $0.11, on 53.6 million weighted average diluted shares for the six months ended June 28, 2003.

Also for the six months ended July 3, 2004: direct revenue increased 5.5% to $371.7 million; retail revenue increased 40.6% to $187.0 million on a same store sales increase of 4.4%; and financial services revenue increased 25.2% to $31.4 million, all over the six-month period ended June 28, 2003.

Dennis Highby, Cabela’s President and Chief Executive Officer commented, “During the second quarter we were able to achieve record sales across all of our operating divisions. In addition, effective cost containment enabled us to outperform internal projections for profitability. Our strong performance in the first half of the year gives us confidence as we head into our peak selling season.”

Mr. Highby continued, “Total retail sales increased more than 32% during the quarter, primarily driven by an excellent performance from our Hamburg, PA store. It is our newest retail location, having opened in September of 2003, and also our largest. We are also excited to open our 10th store in August, a new 175,000 square foot store in Wheeling, West Virginia. Further, we remain on track to open two large-format destination stores in Ft. Worth, Texas and Buda, Texas in 2005. In addition, we are pleased to announce that we are in the final stages of negotiations for a new store site. We expect to make a formal announcement concerning this store in the next three to four weeks.”

On June 30, 2004, Cabela’s Inc. closed its initial public offering of 7,812,500 shares of its common stock at a price of $20 per share, as well as the underwriter’s over-allotment option for 1,171,875 shares. Of the total offering, 6,250,000 shares were sold by the Company, raising net proceeds of approximately $115.2 million for the Company. “After 43 years of successful growth, we have entered a new era as a publicly traded company. We are excited about the opportunities this presents for Cabela’s,” Mr. Highby further commented. “We thank our employees for their dedication and hard work and our customers for their on-going loyalty and support which has helped Cabela’s become recognized as the World’s Foremost Outfitter®.”

Mr. Highby concluded, “Looking ahead, we are very excited about the prospects for Cabela’s. We believe that our multi-channel retailing model and our destination store status afford us significant expansion opportunities into the future. We are optimistic about our profit potential for this year, and we continue to target long-term growth rates in the mid-teens, as we are committed to fully capitalizing on our unique position in the industry.”

Conference Call Information

A conference call to discuss second quarter 2004 operating results is scheduled for today (Wednesday, July 28) at 4:30 PM Eastern Time. A web cast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.Cabelas.com and clicking on Cabela’s Second Quarter 2004 Earnings Conference Call Web Cast. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s has grown to become one of the most well known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s operates as an integrated multi-channel retailer, offering its customers a seamless shopping experience through its catalogs, website and destination retail stores. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release and the related web cast (other than historical information) contain “forward-looking statements” that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse weather conditions; fluctuations in operating results; adverse economic conditions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s final prospectus relating to its initial public offering, which is available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. The Company’s forward-looking statements speak only as of the date of this press release and the related web cast. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar Amounts in Thousands Except Share and Per Share Amounts)

(Unaudited)

	July 3, 2004	January 3, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$111,671	$192,581
Accounts receivable	29,214	32,826
Credit card loans receivable held for sale	79,858	28,013
Inventories	318,356	262,763
Prepaid expenses and deferred catalog costs	32,947	31,035
Other current assets	28,224	34,413

Total current assets	600,270	581,631

PROPERTY AND EQUIPMENT, NET	270,416	264,991

OTHER ASSETS:
Marketable securities	106,546	72,632
Other	43,890	44,299

Total other assets	150,436	116,931

Total assets	$1,021,122	$963,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$85,714	$91,524
Bank overdrafts	16,215	36,788
Accrued expenses and other liabilities	29,831	42,939
Gift certificates and credit card reward points	77,976	80,570
Accrued employee compensation, benefits, and savings plan	26,290	58,217
Time deposits	37,053	12,900
Current maturities of long-term debt	2,998	3,013
Income taxes payable	18,539	27,100

Total current liabilities	294,616	353,051

LONG-TERM LIABILITIES:	217,059	237,987

STOCKHOLDERS’ EQUITY:	509,447	372,515

Total liabilities and stockholders’ equity	$1,021,122	$963,553

CABELA’S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollar Amounts in Thousands Except Per Share and Share Amounts)

(Unaudited)

	Three months ended		Six months ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
REVENUES:
Merchandise sales	$262,326	$236,155	$558,685	$485,309
Financial services revenue	14,986	13,628	31,433	25,107
Other revenue	1,827	1,063	2,938	2,733

Total revenues	279,139	250,846	593,056	513,149

COST OF REVENUE:
Cost of merchandise sales	170,823	151,295	357,796	309,177
Cost of other revenue	1,463	1,763	3,165	2,853

Total cost of revenue (exclusive of depreciation and amortization)	172,286	153,058	360,961	312,030

Gross profit	106,853	97,788	232,095	201,119
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	103,621	92,446	216,160	189,462

OPERATING INCOME	3,232	5,342	15,935	11,657

OTHER INCOME (EXPENSE):
Interest income	23	68	137	254
Interest expense	(2,025)	(2,797)	(4,045)	(5,559)
Other income, net	1,750	2,105	3,330	3,092

	(252)	(624)	(578)	(2,213)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,980	4,718	15,357	9,444
INCOME TAX EXPENSE	993	1,628	5,324	3,277

NET INCOME	$1,987	$3,090	$10,033	$6,167

EARNINGS PER SHARE:
Basic	$0.03	$0.06	$0.17	$0.12

Diluted	$0.03	$0.06	$0.17	$0.11

WEIGHTED AVERAGES SHARES OUTSTANDING:
Basic	58,223,489	49,899,203	57,529,535	49,899,203

Diluted	59,906,085	53,631,067	59,373,374	53,638,421

CABELA’S INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar Amounts in Thousands)

(Unaudited)

	Six Months Ended
	July 3, 2004	June 28, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:	(133,129)	(57,805)

CASH FLOWS FROM INVESTING ACTIVITIES:	(50,841)	(29,891)

CASH FLOWS FROM FINANCING ACTIVITIES:	103,060	(16,628)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(80,910)	(104,324)

CASH AND CASH EQUIVALENTS, Beginning of Period	192,581	178,636

CASH AND CASH EQUIVALENTS, End of Period	$111,671	$74,312

	Three Months Ended		Six Months Ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
(Dollar Amounts in Thousands)
Segment Information:
Direct revenue	165,869	163,137	371,693	352,306
Retail revenue	96,457	73,018	186,992	133,003
Financial services revenue	14,986	13,628	31,433	25,107
Other revenue	1,827	1,063	2,938	2,733

Total revenue	279,139	250,846	593,056	513,149

Direct operating income	18,361	22,405	48,537	49,137
Retail operating income	7,572	6,099	18,918	8,413
Financial services operating income	3,949	4,502	10,599	8,726
Other operating income (loss)	(26,650)	(27,664)	(62,119)	(54,619)

Total operating income	3,232	5,342	15,935	11,657

As a percentage of total revenue:
Direct revenue	59.4%	65.0%	62.7%	68.7%
Retail revenue	34.6%	29.1%	31.5%	25.9%
Financial services revenue	5.3%	5.5%	5.3%	4.9%
Other revenue	0.7%	0.4%	0.5%	0.5%

Total revenue	100.0%	100.0%	100.0%	100.0%

As a percentage of segment revenue:
Direct operating income	11.1%	13.7%	13.1%	13.9%
Retail operating income	7.9%	8.4%	10.1%	6.3%
Financial services operating income	26.4%	33.0%	33.7%	34.8%
Total operating income	1.2%	2.1%	2.7%	2.3%

Financial Services Information:

The following table summarizes the results of the Company’s financial services business on a GAAP basis. For credit card receivables securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors is reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses from credit card receivables the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

	Three Months Ended		Six Months Ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
(Dollar Amounts in Thousands)
Financial Services Revenue as reported in the Financial Statements:
Interest and fee income	$2,628	$1,689	$5,011	$3,387
Interest expense	(764)	(869)	(1,526)	(1,750)

Net interest income	1,864	820	3,485	1,637

Noninterest income:
Securitization income	20,221	18,763	40,371	32,391
Other non-interest income	5,715	3,994	11,268	8,895

Total noninterest income	25,936	22,757	51,639	41,286

Less: Customer Rewards Costs	(12,814)	(9,949)	(23,691)	(17,816)

Financial services revenue	$14,986	$13,628	$31,433	$25,107

“Managed” credit card receivables represent credit card receivables owned by the Company plus securitized credit card receivables. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services business. The following non-GAAP presentation reflects the financial performance of the credit card receivables owned by the Company plus those that have been sold and includes the effects of recording the retained interests at fair value. Interest, interchange (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized receivables is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s financial statements are not presented in this manner, management reviews the performance of its managed portfolio in order to evaluate the effectiveness of its origination and collection activities, which ultimately affects the income received for servicing the portfolio.

	Three Months Ended		Six Months Ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
(Dollar Amounts in Thousands Except Other Data)
Managed Financial Services Revenue:
Interest income	$16,049	$12,872	$32,271	$25,918
Interchange income, net of customer reward costs	8,959	6,419	16,978	12,297
Other fee income	3,553	3,116	7,202	6,356
Interest expense	(6,377)	(5,482)	(12,067)	(10,333)
Provision for loan losses	(5,125)	(4,572)	(9,935)	(8,417)
Other	(2,073)	1,275	(3,016)	(714)

Net managed financial services revenue	14,986	13,628	31,433	25,107

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue
Interest income	7.5%	7.7%	7.7%	7.9%
Interchange income, net of customer reward costs	4.2%	3.8%	4.0%	3.7%
Other fee income	1.7%	1.9%	1.7%	1.9%
Interest expense	-3.0%	-3.3%	-2.9%	-3.1%
Provision for loan losses	-2.4%	-2.7%	-2.4%	-2.6%
Other	-1.0%	0.8%	-0.6%	-0.2%

Net managed financial services revenue	7.0%	8.2%	7.5%	7.6%

Average reported credit card loans	$78,310	$59,302	$74,659	$60,926
Average managed credit card loans	$852,828	$667,353	$840,471	$658,173

Other Data:
Average Active Accounts	599,802	502,930	593,656	499,168
Average Account Balance	$1,422	$1,327	$1,414	$1,318